Period from January 1, 2004 through December 31, 2004
10f-3 Transactions

THE LATIN AMERICA EQUITY FUND, INC.


Date         Offering           Ticker    Broker
10/28/04  GRENDENE              GRND3.SA  BANCO PACTUAL
11/18/04  DIAGNOSTICOS DA AMER  DASA3.SA  UBS Warburg


Price    Shares

$31.00   39,000
$20.00   90,700

                   % of Offering
Transaction        Allocated
Amount                to Fund

$1,209,000.00       0.23%

$1,814,000.00       0.48%


% of Offering
Allocated to CSAM
Clients Including
Funds              % of Assets Member

0.87%              0.92%       CO-MANAGER

0.79%              1.30%       CO-MANAGER


OFFERING AMT (M)

17,304,438

19,016,699